Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of EDAC Technologies Corporation on Form S-8 of our report dated March 11, 2011, relating to the consolidated financial statements, and of our report dated March 11, 2011 relating to the financial statement schedule of EDAC Technologies Corporation as of January 1, 2011, and January 2, 2010 and for the years then ended.

/s/ CCR LLP

Glastonbury, Connecticut
July 22, 2011